House Lease Contract

Party A: Anhui Sino-Green TCM Tech Development Co., Ltd.

Party B: Li Wanzhi

Party A and Party B reached the agreement to lease five rooms (including two side-rooms) located in the South of the Road, Xuzhai Village, Shibali Town, with the usable area of 200 square meters.
The detailed contents include:
I.	The lease term is from May 20, 2011 to Dec. 31, 2011.
II.	The lease fees totals RMB 2,000, which shall be paid to Party B before May 20, 2011.
III.	Party A uses the leased rooms for office administration and accommodation and storage for agricultural materials, and Party A shall be responsible for materials storage and maintenance.
IV.	Party A shall observes the local customs and daily schedule, it shall not interfere the normal life of the surrounding residents.
V.
Party B shall provide the house for residence and office administration, and it shall supply the electricity and water, and it shall allows Party A to add the shower, kitchen instruments and protection facilities.

VI.	Other matters shall be negotiated by Party A and Party B.
VII.	This Contract has two copies, with Party A and Party B holding one respectively.

Party A: Bi Yankun	Party B: Li Wanzhi

Date: May 19, 2011